UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2015

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Separation-Related Agreements

On November 27, 2015, Computer Sciences Corporation ("CSC" or the "Company") entered into several agreements with CSRA Inc. (“CSRA”) (formerly known as Computer Sciences Government Services Inc.) that set forth the principal actions taken or to be taken in connection with CSC’s spin-off of CSRA (the “Spin-Off”), and that govern the relationship of the parties following the Spin-Off, including the following:

•	a Master Separation and Distribution Agreement;

•	a Tax Matters Agreement;

•	an Employee Matters Agreement;

•	a Real Estate Matters Agreement;

•	an Intellectual Property Matters Agreement; and

•	a Non-U.S. Agency Agreement
(Collectively, the “Separation Agreements”).

A summary of the material terms and conditions of the Separation Agreements can be found in the section titled “The Master Separation and Distribution Agreement and the Ancillary Agreements” of CSRA's Information Statement filed with the Securities and Exchange Commission on November 6, 2015. That section has been excerpted from the Information Statement and is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On November 25, 2015, in connection with the internal reorganization undertaken by CSC related to the Spin-Off, CSRA entered into a contribution agreement (“Contribution Agreement”) with CSC whereby CSC contributed all the membership interests in CSC Government Solutions LLC, a Nevada limited liability company that holds substantially all of the businesses constituting CSC’s North American Public Sector reporting segment, and certain other assets to CSRA in exchange for (i) a promissory note (“Promissory Note”) with a principal amount of $350,000,000 at an annual interest rate of 2%, (ii) the assumption of certain liabilities and (iii) the issuance of an additional 139,127,158 shares of CSRA common stock, par value $0.001 (“CSRA Common Stock”). The Promissory Note was paid off in cash and extinguished on November 27, 2015 using a portion of the proceeds from the Term Loan A Facilities (as described below in the section titled “Debt Arrangements”) provided to CSRA on such date. CSC paid its portion of the special cash dividend of $10.50 per share paid to CSC stockholders who received shares of CSRA in connection with the Spin-Off (the “Special Cash Dividend”) using proceeds from CSRA’s repayment of the Promissory Note. 139,128,158 shares of CSRA Common Stock were distributed by CSC to its stockholders on November 27, 2015.

The foregoing descriptions of the Separation Agreements, Contribution Agreement and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Master Separation and Distribution Agreement, Tax Matters Agreement, Employee Matters Agreement, Real Estate Matters Agreement, Intellectual Property Matters Agreement, Non-U.S. Agency Agreement, Contribution Agreement and Promissory Note, which are attached as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to CSRA's Current Report on Form 8-K filed on December 2, 2015 and are incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board of Directors and Committees of the Company
In connection the consummation of the Spin-off, each of Nancy Killefer and Sean O'Keefe resigned as directors of the Company to join the board of directors of CSRA.

Executive Officers of the Company
Additionally, effective as of November 27, 2015, Lawrence B. Prior III resigned his position of Executive Vice President and General Manager, North American Public Sector with the Company, to become the President and Chief Executive Officer of CSRA. Mr. Prior will also be a director of CSRA.

Item 5.03    Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Company's Board has approved an amendment to Section 1 of Article III of the Company’s Bylaws to decrease the authorized number of directors from eleven to nine effective November 27, 2015. The text of Section 1 of Article III of the Company’s Bylaws, as amended reads as follows:
“The exact number of directors that shall constitute the authorized number of members of the Board shall be nine (9), all of whom shall be at least 18 years of age. The authorized number of directors may from time to time be increased to not more than fifteen (15) or decreased to not less than three (3) by resolution of the directors of the Corporation amending this Section of these Bylaws in compliance with Article VIII, Section 2 of these Bylaws. Except as provided in Section 2 of this Article III, each director elected shall hold office until his or her successor is elected and qualified or until his earlier death, removal or resignation. Directors need not be stockholders.”

Item 9.01    Financial Statements and Exhibits
(d) The following exhibit is filed herewith.

Exhibit No.	Description
3.2.1	Certificate of Amendment to Section 1 of Article III of the Bylaws.
99.1	Section titled “The Master Separation and Distribution Agreement and the Ancillary Agreements” of CSRA's Information Statement filed with the Securities and Exchange Commission on November 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated:	December 2, 2015	By:	/s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.2.1	Certificate of Amendment to Section 1 of Article III of the Bylaws.
99.1	Section titled “The Master Separation and Distribution Agreement and the Ancillary Agreements” of CSRA's Information Statement filed with the Securities and Exchange Commission on November 6, 2015.